UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported)     June 21, 2002

DATALINK CORPORATION

(Exact name of registrant as specified in its chapter)

MINNESOTA (State or other jurisdiction of incorporation)	00029758 (Commission File Number)	41-0856543 (IRS Employer Identification No.)

8170 UPLAND CIRCLE

CHANHASSEN, MINNESOTA  55317

(Address of principal executive offices)

Registrant’s telephone number, including area code (952) 944-3462

__________________________________________________________
(Former name or former address, if changed since last report)

Item 4.  Changes in Registrant’s Certifying Accountants

On June 21, 2002, we terminated the appointment of Arthur Andersen LLP as our principal accountants and engaged KPMG LLP as our new principal accountants.  Our audit committee approved the decision to change accountants.

During 2001 and through the subsequent interim period ended March 31, 2002, we had no disagreements with Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Arthur Andersen LLP, would have caused it to make reference to the subject matter of the disagreement in connection with its reports.

The audit report of Arthur Andersen LLP on our consolidated financial statements as of and for the year ended December 31, 2001 did not contain any adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles.

During 2000 and 2001 and through the subsequent interim period ended March 31, 2002, we did not consult with KPMG LLP regarding the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on our consolidated financial statements.

We have requested that Arthur Andersen LLP furnish us with a letter addressed to the SEC stating whether or not it agrees with the above statements.  A copy of such letter, dated June 21, 2002, is filed as Exhibit 16.2 to this Form 8-K.

Item 7. Financial Statements and Exhibits

(c )          Exhibits

16.2                           Letter to the SEC dated June 21, 2002 from Arthur Andersen LLP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Datalink Corporation
(Registrant)

Date June 21, 2002	/s/ Daniel J. Kinsella
(Signature) Daniel J. Kinsella
Chief Financial Officer